PennMutual.

Individual Annuity Application GENERIC

The Penn Mutual Life Insurance Company
600 Dresher Road, Mail Code C2L,
Horsham, PA 19044
1-800-873-6285, www.pennmutual.com

1. Product Name (Contract Minimums)

Variable Deferred Annuities (VA)

- ☐ Inflation Protector VA ($10,000)
- ☐ Smart Foundation VA ($2,000/$1,000 Qualified)
- ☐ Smart Foundation Flex VA ($10,000)
- ☐ Smart Foundation Plus VA ($25,000)
- ☐ Retirement Planner VA ($ 2,000 /$250 Qualified)

Fixed Annuities

- ☐ Flexible Premium Fixed Deferred Annuity ($5,000)
- ☐ Penn Fixed Advantage Flexible Premium (412(e)(3) Use Only)
- ☐ Single Premium Immediate Annuity ($2,500)

2. Owner

____________________ ☐ Male ☐ Female ☐ Trust/Entity
Name (First, Middle, Last or Trust/Entity)

___/___/___ Date of Birth (mm/dd/yyyy) ____________ Social Security / Tax ID #

Street Address City State Zip

☐ US Citizen ☐ Resident Alien

Joint Owner (Optional - Not Available for Entity-Owned or Qualified Annuities)

____________________ ☐ Male ☐ Female
Name (First, Middle, Last)

___/___/___ Date of Birth (mm/dd/yyyy) ____________ Social Security / Tax ID #

Street Address City State Zip

☐ US Citizen ☐ Resident Alien Relationship to Owner: ☐ Spouse ☐ Other____________

3. Annuitant - Same as: ☐ Owner ☐ Joint Owner

____________________ ☐ Male ☐ Female
Name (First, Middle, Last)

___/___/___ Date of Birth (mm/dd/yyyy) ____________ Social Security / Tax ID #

Street Address City State Zip

☐ US Citizen ☐ Resident Alien Relationship to Owner: ☐ Spouse ☐ Other____________

☐ Joint Annuitant ☐ Contingent Annuitant Same as: ☐ Owner ☐ Joint Owner
(Please reference the Annuity Application Instructions for eligibility.)

____________________ ☐ Male ☐ Female
Name (First, Middle, Last)

___/___/___ Date of Birth (mm/dd/yyyy) ____________ Social Security / Tax ID #

Street Address City State Zip

☐ US Citizen ☐ Resident Alien Relationship to Owner: ☐ Spouse ☐ Other____________

4. Employer Sponsored Retirement Plans

Existing plan? ☐ Yes ☐ No

Name of Existing Plan or Plan #________________ Amount to be Billed $ ________

New Plan – Complete if payor is different than the Owner Billing Requested ☐ Yes ☐ No

Plan Name ________________ Attention ________________

Street Address ________________ City, State, Zip ________________

5. Beneficiaries - If a beneficiary is not selected, the estate of the owner will be the beneficiary. Contingent beneficiaries receive proceeds only if all primary beneficiaries pre-decease the owners. For the Smart Foundation products, any surviving owner will be the sole primary beneficiary regardless of the designation below. If Jointly Owned, both Owners must be named primary beneficiaries. Please use whole percentages.

Beneficiary #1 - Primary ☐ Male ☐ Female

Name (First, Middle, Last or Trust/Entity) ________________ Relationship to Owner ________________

___/___/___ Date of Birth (mm/dd/yyyy) ________________ Social Security / Tax ID# ________________ % of Proceeds

Beneficiary #2 ☐ Primary ☐ Contingent ☐ Male ☐ Female

Name (First, Middle, Last or Trust/Entity) ________________ Relationship to Owner ________________

___/___/___ Date of Birth (mm/dd/yyyy) ________________ Social Security / Tax ID# ________________ % of Proceeds

Beneficiary #3 ☐ Primary ☐ Contingent ☐ Male ☐ Female

Name (First, Middle, Last or Trust/Entity) ________________ Relationship to Owner ________________

___/___/___ Date of Birth (mm/dd/yyyy) ________________ Social Security / Tax ID# ________________ % of Proceeds

Beneficiary #4 ☐ Primary ☐ Contingent ☐ Male ☐ Female

Name (First, Middle, Last or Trust/Entity) ________________ Relationship to Owner ________________

___/___/___ Date of Birth (mm/dd/yyyy) ________________ Social Security / Tax ID# ________________ % of Proceeds

To name additional beneficiaries please use the space provided in Section 11 or enclose a signed and dated letter.

6. Type of Contract Being Requested (Complete A or B)

A. Non-Qualified Registration:

☐ Individual ☐ Trust ☐ Entity ☐ Charitable Remainder Trust

Trusts must provide a copy of the trust document. Corporations must provide a copy of the corporate resolution.

B. Qualified Registration:

☐ Traditional IRA (tax year________) ☐ Roth IRA (tax year________) ☐ SEP IRA ☐ SIMPLE IRA

☐ Traditional Stretch IRA ☐ Roth Stretch IRA ☐ Custodial IRA

☐ 412(e)(3) Life Policy#________________ ☐ No Life Policy ☐ Other________________

6. Type of Contract Being Requested (continued)

C. Funding

Direct Payment $ ______________ ☐ Check - Payable to The Penn Mutual Life Ins. Co. (Payment must accompany application if selected)
☐ Wire
☐ Mutual Fund / CD / Other

Transfer/Exchange $ ______________ ☐ 1035 Exchange/Transfer ☐ Rollover

Funding Instructions

☐ I am requesting funds directly from the transferring company.

☐ I am requesting Penn Mutual to obtain funds from the transferring company and have attached original transfer paperwork.

7. Traditional / Roth Stretch IRAs

Deceased Name (First, Middle, Last or Trust/Entity) ______________ Relationship to Deceased ______________

___/___/___ Deceased Date of Death (mm/dd/yyyy) ___/___/___ Deceased Date of Birth (mm/dd/yyyy) ______________ Deceased Social Security Number

8. Optional Benefits – Available on Variable Annuity Contracts

Inflation Protector VA

Inflation Protector

☐ Single ☐ Joint

OR

Smart Foundation VA, Flex, Plus

(May Pick Two)

☐ Guaranteed Growth & Income

☐ Enhanced Death Benefit

☐ Single ☐ Joint

- - - - - - - OR - - - - - - -

☐ Guaranteed Minimum Accumulation Benefit

(Not available with any other rider)

☒ Single

OR

Retirement Planner VA

(May Pick One)

☐ Step-Up Plus

☐ Rising Floor

☐ Estate Enhancement

(Not available in NY and WA)

☒ Single

If selecting a Joint Benefit, please indicate if Annuitant is Joint or Contingent in Section 3.

If any optional benefit I have selected in this section cannot be added to the contract due to age restriction, state availability or product, I understand that the contract will be issued without the benefit.

9. Investment Selection – Complete for Variable Annuities Only

A. Automatic Asset Rebalancing (AAR) – Minimum Initial Deposit $10,000

☐ I elect to have the total of the assets in all funds automatically rebalanced on the last business day of each quarter into the funds selected in Column A, Section C.

Dollar Cost Averaging and Automatic Asset Rebalancing cannot be on a contract at the same time.

B. Optional Dollar Cost Averaging Program (DCA) – Minimum Initial Deposit $10,000

Dollar Cost Averaging is an optional program which involves the systematic transfers of specific dollar amounts each month from a fixed investment to one or more investments listed below.

If you would like any portion of the initial payment to be allocated to the DCA program please complete both column A and B, Section C.

☐ I elect ______% to DCA from one of the following funds for a period of ______ months (12 to 60) into the funds selected in Column B, Section C. ☐ Money Market ☐ Limited Maturity ☐ Quality Bond

☐ I elect DCA from one of the following accounts. Funds will transfer in equal monthly installments to the funds selected in Column B, Section C. ☐ 6-Month Fixed ☐ 12-MonthFixed

Dollar Cost Averaging and Automatic Asset Rebalancing cannot be on a contract at the same time.

DCA transfers will occur on the 15th of each month after issue and will continue for the time period elected above. It will stop if Penn Mutual receives a request from the owner or the source funds have been depleted, and will resume if new funds are received.

C. Payment Allocation

Please specify how you would like your annuity premiums invested in Column A below. Allocations must be in whole percentages and must total 100%.

Values and payments under this contract, when based on the Investment Experience of a Separate Account are variable. They may decrease or increase and are not guaranteed as to a fixed dollar amount.

	A. Initial	B. DCA
Large Cap		
Large Growth Stock T. Rowe Price Associates	______%	______%
Large Core Growth Wells Capital Management	______%	______%
Large Cap Growth Turner Investment Partners	______%	______%
Index 500 State Street Global Advisors	______%	______%
Large Core Value Eaton Vance Management	______%	______%
Large Cap Value OppenheimerFunds	______%	______%
Mid Cap		
Mid Cap Growth Turner Investment Partners	______%	______%
Mid Cap Value Neuberger Berman Management	______%	______%
Mid Core Value Lord, Abbett & Co.	______%	______%
SMID Cap		
SMID Cap Growth Wells Capital Management	______%	______%
SMID Cap Value AllianceBernstein	______%	______%
Small Cap		
Small Cap Growth Allianz Global Investors Capital	______%	______%
Small Cap Index State Street Global Advisors	______%	______%
Small Cap Value Goldman Sachs Asset Management	______%	______%
International		
International Equity Vontobel Asset Management	______%	______%
Developed International Index State Street Global Advisors	______%	______%
Emerging Markets Equity Morgan Stanley Investment Management	______%	______%

	A. Initial	B. DCA
Balanced		
Flexibly Managed T. Rowe Price Associates	______%	______%
Balanced Independence Capital Management, Inc.	______%	______%
Specialty		
Real Estate Securities Cohen & Steers Capital Management	______%	______%
Fixed Income		
Money Market Independence Capital Management, Inc.	______%	______%
Limited Maturity Bond Independence Capital Management, Inc.	______%	______%
Quality Bond Independence Capital Management, Inc.	______%	______%
High Yield Bond T. Rowe Price Associates	______%	______%
LifeStyle Asset Allocation Funds Independence Capital Management, Inc.		
Aggressive Allocation	______%	______%
Moderately Aggressive Allocation	______%	______%
Moderate Allocation	______%	______%
Moderately Conservative Allocation	______%	______%
Conservative Allocation	______%	______%
Fixed Funds The Penn Mutual Life Insurance Company		
1 year Fixed (RPVA only)	______%	
3 year Fixed (RPVA and SFVA* only)	______%	
5 year Fixed (RPVA and SFVA* only)	______%	
7 year Fixed (RPVA and SFVA* only)	______%	
6 Month Fixed (DCA Only)	______%	
12 Month Fixed (DCA only except for RPVA)	______%	
Total (must equal 100%)	______%	______%

*Not available on SFVA (Smart Foundation VA, Flex, Plus) when the Guaranteed Growth & Income or Enhanced Death Benefits are elected.

10. Single Premium Immediate Annuity Contracts Only

A. Payment Frequency

☐ Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annual

First Payment Date: ____________________ (Payments must start within one year from Issue)
Following the receipt of all money, the first payment will be sent according to the payment mode selected (i.e., monthly, quarterly) unless a specific date is indicated above.

Plan Type

Single:

☐ Life Only*†
☐ Certain Only with ______ Guaranteed Payments
☐ Life with Period Certain* ______ Guaranteed Payments
☐ Life with Installment Refund*

Joint:

☐ Joint & Survivor Life*
☐ Joint & Survivor Life * with Period Certain ______ Guaranteed Payments
Payments will reduce to ______ % at the death of either Annuitant
☐ Joint & Contingent Life*
☐ Joint & Contingent Life* with Period Certain ______ Guaranteed Payments
Payments will reduce to ______ % at the death of the Primary Annuitant

Cost of Living Adjustment (COLA). I elect an increase of ______ % compounded annually.
(Non-Qualified Contracts Only are not available with Single Life with Installment Refund)

**If a life contingency is indicated, proof of age is required. Driver's License, Birth Certificate or Passport are acceptable forms of proof.*
†I fully understand that I am purchasing a NO REFUND ANNUITY.

Person to receive Annuity Payments:

☐ Annuitant ☐ Joint Annuitant ☐ Owner
☐ Fund Life Insurance Policy # ____________________ (Certain only) ____________________
Company Name

☐ Other ____________________
Name

____________________ ____________________
Street Address City State Zip

B. SPIA Payment Information for Direct Deposit

____
Bank Name

☐ Checking (include a voided check) ☐ Savings (include a deposit slip)

____________________ ____________________
ABA Routing Number Account Number

C. Federal Income Tax Withholding

☐ 1. Check here if you do not want any federal income tax withheld from your annuity payment.
☐ 2. Check here if you want IRS table withholding based on marital status and number of allowances indicated below.
Marital Status ☐ Single ☐ Married ☐ Married but withhold at a higher single rate Number of Allowances ______
Additional withholding (optional) $ ____________________
☐ 3. Check here if you only want a specific amount or percentage withheld from each annuity payment. $ ________ or ______ %

Your annuity payments will default to Federal Income Tax Withholding (married and 3 allowances) if no election is made. Your election will remain in effect until you revoke it. You may revoke your election at any time by sending Penn Mutual an IRS Form W-4P. Depending on your state of residency, state withholding may be withheld.

11. Remarks

12. Fraud Notices

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

13. Disclosures

IRS Annuity Aggregation Rules
Under IRS regulations, all deferred annuity contracts issued by the same insurance company to the same policyholder during a calendar year are treated as one annuity contract. Under the IRS aggregation rules, all amounts received from such annuities are aggregated for tax calculation and tax reporting purposes.

Revenue Procedure 2011-38
The IRS states that a partial 1035 exchange will be treated as tax-free unless deferred annuity withdrawals are taken within 180 days of the transfer or a SPIA payment option other than a life or certain option with a minimum of 10 years is selected.

Notice for Annuity Purchase in Qualified Plans
The reasons for the purchase of a variable annuity should not include tax deferral when the annuity is intended for use in a tax-qualified retirement plan such as a 401(k), 401(a), IRA, or SEP. The tax deferral is already provided by the tax-qualified retirement plan. In these situations, the reasons for the purchase of a variable annuity should focus on other benefits, such as lifetime income payments, family protection through an enhanced death benefit, multiple fund managers and guaranteed fees.

Qualified Plan/Charitable Remainder Trust (CRT) Tax Reporting
The Penn Mutual Life Insurance Company will not be responsible for any administration or tax reporting for any of the contracts that it issues for the Trust. The Plan Trustee will be responsible for all administration, including tax reporting, trust accounting calculation of trust distribution requirements, annual trust return filings, etc. The Trustee may, at their discretion, retain a qualified Third-Party Administrator (TPA) to perform administration and tax reporting.

Deferred Annuity Contracts Owned by Non-Natural Entities
Deferred annuity contracts owned by non-natural entities do not qualify for tax-deferred treatment of gains in the contract.

14. Replacement

Does the Owner or Annuitant have existing annuity or life insurance contracts? ☐ Yes ☐ No
Will this contract replace (in whole or in part) any existing annuity or life insurance contract(s)? ☐ Yes ☐ No

If yes, you must include the State Replacement Form (PM0479) or the applicable state specific form(s) included in the application package.

Have you satisfied RMD for all contracts being replaced? ☐ Yes ☐ No ☐ N/A

Company Name	Contract / Policy Number	Line of Business

15. Acknowledgements and Signatures

I understand that this contract will not be issued until Penn Mutual has received the minimum payment required to open a contract.

I understand that unless I select an alternate date, variable and fixed deferred annuities will annuitize at age 95 (of the younger annuitant if a joint contract) or the maximum age allowed by the state of issue. Selection of an alternate date is not recommended for variable contracts that have elected an Optional Benefit.

Alternate Annuitization Date (mm/dd/yyyy) ____/____/________

I hereby represent that my understandings, statements and answers to all of the above sections are correct and true to the best of my knowledge and belief. By signing below, I understand that:

a) This annuity is a long term commitment to meet insurance needs and financial goals. The annuity applied for is suitable for my investment objectives and my financial situation and needs;

b) My signature certifies, under penalty of perjury:

1) The number shown in this application as my social security number or taxpayer identification number is correct; and

2) I am not subject to backup withholding because I have not been notified by the IRS that I am subject to backup withholding as a failure to report all interest or dividends and, or the IRS has notified me tat I am no longer subject to backup withholding, or I am exempt from backup withholding.

By signing below, I acknowledge receipt of the disclosure (prospectus for variable annuity sales) and an annuity buyer's guide, if required by my state.

☐ Check this box if you are subject to backup withholding under section 3406(a)(1)(c) of the Internal Revenue Code.

________________________ ____________ ____/____/________
Signed at (City) **State** **Date (mm/dd/yyyy)**

Sign ________________________ ____/____/________
Owner Signature/Title **Date** (mm/dd/yyyy)

If signing on behalf of an entity, you must indicate official title / position within the entity;
if signing as a trustee for a trust, please provide the trustee designation.

Sign ________________________ ____/____/________
Joint Owner Signature **Date** (mm/dd/yyyy)

Sign ________________________ ____/____/________
Annuitant Signature (if not an Owner) **Date** (mm/dd/yyyy)

Sign ________________________ ____/____/________
Joint / Contingent Annuitant (if not an Owner) **Date** (mm/dd/yyyy)

16. Mailing Instructions

Regular Mail Delivery
The Penn Mutual Life Insurance Company
Annuity New Business - C2L
P.O. Box 178
Philadelphia, PA 19105-0178

Overnight Service, Certified or Registered Mail Delivery
The Penn Mutual Life Insurance Company
Annuity New Business - C2L
600 Dresher Road
Horsham, PA 19044